UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 8, 2016

Patheon N.V.
(Exact Name of Registrant as Specified in its Charter)

The Netherlands	2834	98-1153534
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Herengracht 540
1017 CG, Amsterdam
The Netherlands
+31 (0)20 622 3243
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Eric Sherbet
General Counsel and Secretary
111 Speen St, Suite 550
Framingham, Massachusetts 01701
(508) 620-2510
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2016, Patheon Pharmaceutical Services, Inc., a Delaware corporation (“PPSI”) and an indirect wholly-owned subsidiary of Patheon N.V. (“Patheon” or the “Company”), and Stuart Grant, the Company’s Executive Vice President and Chief Financial Officer, entered into a Transition and Retirement Agreement (the “Agreement”) that sets forth the terms of Mr. Grant’s retirement in 2017 and related transition. Mr. Grant’s retirement was previously disclosed pursuant to a Current Report on Form 8-K dated October 11, 2016.

The Agreement provides that Mr. Grant will continue in his role as Executive Vice President and Chief Financial Officer until such time as the Company hires his successor and an orderly transition has occurred (the “Transition Term”). During the Transition Term, the terms of Mr. Grant’s employment will continued to be governed by his existing employment agreement.

The Agreement provides that, from the date the Transition Term ends through December 31, 2017 (the “Separation Date”), Mr. Grant shall provide support, information and assistance to the Company for no less than thirty (30) hours per week. Mr. Grant’s compensation during this period will be as agreed by the parties during the Transition Term.

With regard to Mr. Grant’s equity interests in the Company, the Agreement provides:

1.
All time-based vesting obligations with respect to Mr. Grant’s Management Units of JLL/Delta Patheon Holdings, L.P. (the “Partnership”), which as of the Separation Date will reflect an indirect beneficial interest in 440,691 ordinary shares of the Company, will be satisfied in accordance with the terms thereof;

2.
All of Mr. Grant’s Management Units of the Partnership that remain subject to forfeiture prior to an Exit Event, which reflect an indirect beneficial interest in 126,011 ordinary shares of the Company, shall be forfeited as of the Separation Date in accordance with their terms if such an Exit Event has not occurred as of such date;

3.
All time-based vesting obligations with respect to the 196,485 restricted share units issued to Mr. Grant by the Company will be satisfied in accordance with the restricted share unit award agreement and the 2016 Patheon N.V Omnibus Incentive Plan (together, the “Plan Documents”) and the Company, under no other obligation to do so, shall waive any requirement for Mr. Grant to remain employed by the Company through the date of an Exit Event. All 196,485 RSUs issued to Mr. Grant will thereafter be settled in accordance with the terms of Plan Documents depending on the price per share of ordinary shares of the Company at the time of an Exit Event.

4.
The 244,930.6800 Class B Units of JLL Patheon Co-Investment Fund, L.P. (“JLL Co-Investment Fund”) held by Mr. Grant, which as of the date hereof reflect an indirect beneficial interest in 24,475 ordinary shares of the Company, will continue to be held by Mr. Grant in accordance with the terms and conditions of the Second

Amended and Restated Agreement of Exempted Limited Partnership of JLL Co-Investment Fund.

An Exit Event is defined as the earlier of: (a) a change of control, and (b) in connection with or following an initial public offering, the sale or disposition by JLL of equity securities such that, immediately following such sale or disposition, either (i) JLL owns less than 20.0% of the outstanding equity securities of the Partnership or Company, calculated on a fully-diluted basis, or (ii) JLL has received, in the aggregate, distributions in respect of such sale or disposition (together with any sale or disposition occurring prior thereto) equal to or in excess of 250.0% of the initial capital contributions and any additional capital contributions made by JLL for all equity securities of the Partnership or the Company held by JLL prior to such sale or disposition.

The Company agreed to the waiver described in 3 above in consideration of Mr. Grant’s agreement to remain in his current role through the Transition Term and provide services through the Separation Date.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference. The Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Patheon or its subsidiaries or affiliates.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit Number     Description

10.1	Transition and Retirement Agreement, dated as of December 8, 2016, by and between Patheon Pharmaceutical Services, Inc., and Stuart Grant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHEON N.V.

By:	/s/ Eric Sherbet
Name:	Eric Sherbet
Title:	General Counsel and Secretary

Date: December 14, 2016

Exhibit Index

Exhibit Number     Description

10.1	Transition and Retirement Agreement, dated as of December 8, 2016, by and between Patheon Pharmaceutical Services, Inc., and Stuart Grant